ROSS MILLER
Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Change Pursuant
to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation: The Stallion Group

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

600,000,000 shares of common stock, par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,200,000,000 shares of common stock, par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The 33,627,374 issued shares of common stock will be increased to 67,254,748 shares of common stock on the basis of two (2) new shares of common stock for every one (1) old share of common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7.  Effective date of filing (optional):   4/17/07

(must not be later than 90 days after the certificate is filed)

8.  Officer Signature:    X  /s/ Kulwant Sandher                Chief Financial Officer
                                            Signature                                                        Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Nevada Secretary of State AM 78.209 2007

This form must be accompanied by appropriate fees.

Revised 01/01/2007